UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2008

Osteotech, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19278	13-3357370
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

51 James Way, Eatontown, New Jersey		07724
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	732-542-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 22, 2008, Osteotech, Inc. notified the Nasdaq Stock Market that, due to the unexpected passing of one of the members of its Audit Committee (See Item 5.02 below), Osteotech is not in compliance with the Audit Committee composition requirements for continued listing set forth in Nasdaq Marketplace Rule 4350(d)(2)(A). As anticipated, Osteotech also received a Nasdaq staff determination letter on April 28, 2008 indicating that Osteotech is not in compliance with Rule 4350(d)(2)(A) as described above, and that, in accordance with Rule 4350(d)(4)(B), Osteotech has until October 20, 2008, to regain compliance with Rule 4350(d)(2)(A), or else its securities will be subject to delisting from the Nasdaq Stock Market. Osteotech’s Nominating and Corporate Governance Committee is currently seeking to identify a suitable candidate for appointment to the Board in place of Mr. Gunn. Osteotech anticipates that it will be able to identify and appoint a suitable candidate to its Board and Audit Committee prior to October 20, 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2008, Osteotech announced that Robert W. Gunn, who had been a director of Osteotech since September 2006, passed away unexpectedly in the early morning hours of April 22, 2008. A copy of Osteotech's press release with respect to this matter is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit 99.1 Press Release dated April 28, 2008 of Osteotech, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Osteotech, Inc.

April 28, 2008	By:	/s/ Mark H. Burroughs

Name: Mark H. Burroughs
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 28, 2008 of Osteotech, Inc.